Exhibit 99.(a)

Florida Progress Corporation
Investor News
(LOGO OMITTED) Analyst Contacts:
Greg Beuris (727) 820-5734
Lauran Willoughby (727) 820-5737

Florida  Progress Reports Strong First Quarter Results

St. Petersburg, Florida, April 16, 1999 - Florida Progress Corporation (NYSE:FPC) reported first-quarter 1999 earnings of $67.6 million, or $.69 per share, compared with 1998 first-quarter earnings of $50.5 million, or $.52 per share.

FLORIDA POWER CORPORATION
Florida Power, the largest subsidiary of Florida Progress, reported earnings of $.64 per share for the first quarter of 1999, compared with $.47 per share for the first quarter of 1998.

Florida Power's total kilowatt-hour sales increased 5.5 percent during the first quarter of 1999, compared with 1998. Despite mild weather, retail sales were up
1.6 percent due to residential customer growth and strong usage growth among commercial customers.

Wholesale sales, which increased 48.9 percent over 1998, accounted for most of the improvement in total kilowatt-hour sales for the quarter. Most of the increase in wholesale sales was due to higher sales in the short-term energy market and higher sales to Florida Power's largest wholesale customer, Seminole Electric Cooperative.

Short-term energy sales have a minimal impact on earnings because the net benefit of the sales is credited to retail customers through the fuel cost recovery clause. In January 1999, Florida Power began supplying additional power to Seminole Electric, the largest electric cooperative in the state of Florida, under a three-year contract.

Operations and maintenance expenses decreased $5.3 million, compared with the same quarter last year. Lower operations and maintenance costs resulted primarily from the timing of certain generation plant maintenance projects.

A reconciliation of Florida Power's 1999 first-quarter earnings is as follows:


     1998 First Quarter EPS                                      $0.47
        Customer & non-weather usage growth                       0.13
        Estimated weather impact on sales                        (0.06)
        Operations & maintenance                                  0.04
        1998 nuclear outage replacement fuel                      0.03
        Gain on sale of property                                  0.03
     1999 First Quarter EPS                                      $0.64
                                                                 =====
                                   - more -

ELECTRIC FUELS CORPORATION
Electric Fuels earned $.09 per share in the first quarter, compared with $.08 per share last year. The increase was due primarily to improved operating results for the Energy and Related Services group, which offset lower earnings at the Rail Services and Inland Marine Transportation business units.

Earnings at the Energy and Related Services group were up $3.0 million. The improvement was due largely to alternative fuel tax credits, which are generated from the production and sale of a synthetic fuel.

Earnings from the Inland Marine Transportation group were down $1.0 million due to adverse weather conditions experienced during January and February. Prolonged icing conditions in January and high water conditions in February disrupted barge operations and limited tow capacity.

Results in the Rail Services group decreased $1.6 million when compared with 1998, due to several factors. Scrap steel prices during the first quarter of 1999 were approximately 40 percent below 1998 first-quarter prices, resulting in reduced margins at its recycling operations. Scrap steel prices began falling in mid-1998 under the pressure of inexpensive finished steel imports. Also contributing to the lower results for the group was a temporary decrease in track work orders, which can fluctuate as railroads often reschedule the timing of track repair work. Partially offsetting the lower results was a strong demand for rail car parts throughout the quarter.

A new track work facility was opened in Sherman, Texas in the first quarter. As a result, certain costs associated with the start-up of the new facility were expensed during the quarter. The plant was built to meet the needs of the major railroads in that region.

Management believes the outlook for 1999 remains positive for the diversified operations despite the temporary conditions mentioned above. During March, track work orders returned to expected levels and river conditions returned to normal.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This news release contains a forward-looking statement regarding the 1999 outlook for Florida Progress Corporation's diversified operations. This statement involves risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that could have a direct bearing on the company's ability to attain these projections include economic and weather conditions affecting the demand for and the supply of Electric Fuels Corporation's barge, rail and other services; successful cost containment efforts; legislative and regulatory developments, and other factors described in the company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $6.2 billion. Its principal subsidiary is Florida Power, one of the nation's leading electric utilities committed to serving its 1.3 million customers in Florida with competitively priced energy, excellent reliability, and outstanding customer service. Diversified operations include rail services, marine operations and coal mining.


FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                                                               Page 3

(UNAUDITED)                                                    (In millions, except per share amounts)

                                                                  Three Months Ended         Twelve Months Ended
                                                                       March 31                   March 31
                                                               --------------------------   --------------------
                                                                  1999          1998           1999       1998
                                                               ------------ -------------   ----------- --------
REVENUES:
   Electric utility                                            $   570.7    $  565.2       $  2,653.7  $ 2,459.8
   Diversified                                                     249.7       222.3            999.5      896.6
----------------------------------------------------------------------------------------------------------------
                                                                   820.4       787.5          3,653.2    3,356.4
----------------------------------------------------------------------------------------------------------------
EXPENSES:
   Electric utility:
     Fuel                                                          113.7       109.2            600.2      472.4
     Purchased power                                                90.3        99.0            425.1      462.4
     Energy conservation cost                                       17.1        16.6             80.1       72.6
     Operations and maintenance                                     97.1       102.4            466.3      422.3
     Extended nuclear outage - O&M and replacement power costs         -         5.1               -       170.5
     Depreciation and amortization                                  80.8        81.0            346.9      332.6
     Taxes other than income taxes                                  51.9        49.5            206.0      195.0
----------------------------------------------------------------------------------------------------------------
                                                                   450.9       462.8          2,124.6    2,127.8
----------------------------------------------------------------------------------------------------------------
   Diversified:
     Cost of sales                                                 225.1       193.8            858.5      775.9
     Loss related to life insurance subsidiary                         -           -               -        97.6
     Other                                                          14.6        12.7             58.2       58.2
----------------------------------------------------------------------------------------------------------------
                                                                   239.7       206.5            916.7      931.7
----------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                             129.8       118.2            611.9      296.9
----------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE AND OTHER:
   Interest expense                                                 45.0        47.3            184.8      171.7
   Allowance for funds used during construction                     (5.1)       (3.9)           (18.1)     (11.5)
   Other expense (income)                                           (4.3)          -             (4.5)       3.2
----------------------------------------------------------------------------------------------------------------
                                                                    35.6        43.4            162.2      163.4
----------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                          94.2        74.8            449.7      133.5
   Income taxes                                                     26.6        24.3            150.9       70.7
----------------------------------------------------------------------------------------------------------------

NET INCOME                                                          67.6  $     50.5            298.8       62.8
----------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON
   STOCK OUTSTANDING                                                97.5        97.1             97.2       97.1
----------------------------------------------------------------------------------------------------------------

EARNINGS PER AVERAGE COMMON SHARE (BASIC and DILUTED)               $.69        $.52             $3.08       $.65
-----------------------------------------------------------------------------------------------------------------

Regarding these financial statements:
In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on the results for the fiscal year ended 1997. Effective December 31, 1997, the Company deconsolidated the accounts of Mid-Continent Life Insurance Company and established a provision for loss for the full amount of its investment. The deconsolidation has not been reflected in the consolidated financial statements of prior periods. These are interim statements. Reference should be made to Florida Progress Corporation's 1998 Annual Report to shareholders. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

                                                                                                                           Page 4
                  Florida Progress Corporation
           Selected Financial Information (Unaudited)

                                          Three Months Ended     Percent                    Twelve Months Ended      Percent
                                               March 31          Positive                        March 31            Positive
                                          1999         1998      (Negative)                  1999        1998       (Negative)
                                       ------------ ------------ ---------                ----------- ------------  -----------
Earnings (Loss) Per Share:
 Florida Power Corporation                    $.64         $.47      36.2                      $2.73        $2.48         10.1
                                       ------------ ------------                          ----------- ------------
 Electric Fuels Corporation                    .09          .08      12.5                        .44          .38         15.8
 Corporate and other                          (.04)        (.03)    (33.3)                      (.09)        (.20)        55.0
                                       ------------ ------------                          ----------- ------------

 Diversified Continuing before non-recurring   .05          .05         -                        .35          .18         94.4
                                       ------------ ------------                          ----------- ------------
 Continuing Ops before non-recurring           .69          .52      32.7                       3.08         2.66         15.8

Impact of nuclear outage                         -            -         -                          -        (1.05)           -
Loss related to life insurance subsidiary        -            -         -                          -         (.96)           -
                                       ------------ ------------                          ----------- ------------

  Total                                       $.69         $.52      32.7                      $3.08         $.65        373.8
                                       ============ ============                          =========== ============

Avg. shares outstanding (millions)            97.5         97.1        .4                       97.2         97.1           .1

Dividends per share                          $.545        $.535       1.9                      $2.15        $2.11          1.9

Book value per share:
 Florida Power Corporation                                                                    $18.73       $18.18          3.0
 Consolidated                                                                                 $19.39       $18.28          6.1

                                                                                         March 31                 March 31
                                         March 31                                         1999                     1998
                                    1999         1998                              Amount     Percent      Amount       Percent
                                 ------------ ------------                        ------------------------------------------------
Equity investments (percent):                              Capitalization (in millions):
 Florida Power Corporation                88           90      Common stock       $1,897.3         40.9     $1,773.9         39.8
 Electric Fuels Corporation               12           10      Preferred stock        33.5           .7         33.5           .8
                                 ------------ ------------
   Total                                 100          100      Long-term debt      2,300.4         49.6      2,328.0         52.2
                                 ------------ ------------
                                                               Short-term debt       405.3          8.8        323.2          7.2
                                                                                  ------------------------------------------------
                                                                 Total            $4,636.5        100.0     $4,458.6        100.0
                                                                                  ------------------------------------------------

    In June 1998, Florida Power restated its financial results for the second, third and fourth quarters of 1997 to reflect recognition of the extended nuclear outage costs as incurred. The change affected the financial results for the interim reporting periods but did not have any affect on results for the fiscal year ended 1997.


                                        Florida Power Corporation
                                  Selected Statistical Data (Unaudited)                                   Page 5
                                  (In millions, except billing degree days)

                                       Three Months Ended                        Twelve Months Ended
                                            March 31           Percent                 March 31          Percent
                                       1999         1998        Change           1999         1998       Change
                                    ------------ -----------  -----------     ------------ ------------  --------

    Revenues:
        Residential (1)                  $298.7      $308.7       (3.2)          $1,414.6     $1,333.0     6.1
        Commercial                        131.4       123.7        6.2              616.6        567.9     8.6
        Industrial                         49.3        47.8        3.1              215.9        203.8     5.9
        Other retail sales                 31.1        30.0        3.7              143.4        133.6     7.4
                                    ------------ -----------                  ------------ ------------
                                          510.5       510.2         .1            2,390.5      2,238.3     6.8
        Wholesale Sales                    48.8        36.9       32.2              217.7        150.5    44.7
                                    ------------ -----------                  ------------ ------------
                                          559.3       547.1        2.2            2,608.2      2,388.8     9.2
        Other electric revenues (2)        23.6        21.4       10.3               69.2         84.9    (18.5)
        Deferred fuel (3)                 (12.2)       (3.3)         -              (23.7)       (13.9)      -
                                    ------------ -----------                  ------------ ------------
            Total                        $570.7      $565.2        1.0           $2,653.7     $2,459.8     7.9
                                    ============ ===========                  ============ ============


    Kilowatt-hour sales billed:
        Residential                     3,418.8     3,555.8       (3.9)          16,389.3     15,339.3     6.8
        Commercial                      2,178.2     2,030.9        7.3           10,146.6      9,293.8     9.2
        Industrial                      1,027.6       982.9        4.5            4,420.1      4,120.8     7.3
        Other retail sales                559.8       529.9        5.6            2,515.5      2,337.9     7.6
                                    ------------ -----------                  ------------ ------------
                                        7,184.4     7,099.5        1.2           33,471.5     31,091.8     7.7
        Wholesale Sales                 1,007.6       655.2       53.8            4,216.9      2,562.9    64.5
                                    ------------ -----------                  ------------ ------------
            Total electric sales        8,192.0     7,754.7        5.6           37,688.4     33,654.7    12.0
                                    ============ ===========                  ============ ============


    System Requirements (KWH)             8,024       7,844        2.3             37,943       34,928     8.6

    KWH Sales (Billed & Unbilled):
        Retail                            7,209       7,098        1.6             33,562       31,176     7.7
        Wholesale                           968         650       48.9              4,140        2,645    56.5
                                    ------------ -----------                  ------------ ------------
                                          8,177       7,748        5.5             37,702       33,821    11.5
                                    ============ ===========                  ============ ============

    Billing Degree Days:
        Cooling                               -          25     (100.0)             4,134        3,434    20.4
        Heating                             329         462      (28.8)               424          609    (30.4)

    Note:
    (1)From 1995 through 1997, Florida Power, as ordered by state regulators, conducted a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances did not impact earnings with respect to residential revenues.
    (2)In the 4th quarter of 1998, the FPSC approved the establishment of a regulatory liability for 1998 deferred earnings, which resulted in a $10 million charge to Other electric revenues. Other electric revenues include unbilled revenues.
    (3)Revenues include amounts resulting from fuel, purchased power, and energy conservation clauses; which are designed to permit full recovery of these costs.